Exhibit 99.1

NEWS RELEASE SigmaTron International, Inc. 2201 Landmeier Road Elk Grove Village, Illinois 60007 TEL (800) 700-9095
INTERNATIONAL, INC.
For Further Information Contact:
SigmaTron International, Inc.
Linda K. Frauendorfer
1-800-700-9095
SIGMATRON INTERNATIONAL, INC.
REPORTS NEW BANKING RELATIONSHIP
ELK GROVE VILLAGE, Illinois, January 11, 2010 — SigmaTron International, Inc. (NASDAQ: SGMA), an electronic manufacturing services company, today reported a new banking relationship.
Gary R. Fairhead, President and Chief Executive Officer, said, “I am pleased to report that SigmaTron International, Inc. closed its new financing arrangement with the Wells Fargo HSBC Trade Bank, NA (Wells Fargo) on Friday, January 8, 2010. As disclosed in our press release dated December 14, 2009, the Company had conducted a strategic review of our financing arrangements and based on proposals from five prospective banks as well as our bank at that time, Bank of America. We concluded that the best proposal was from Wells Fargo because it best fit our current and future requirements. In particular, we believe that our new arrangement will better support future growth at our offshore operations in Mexico and China. We also believe that Wells Fargo’s extensive international organization will be of significant value to the Company going forward. We are pleased to have put this credit facility in place in fairly short order and expect to have a long and fruitful relationship with Wells Fargo going forward.
I also want to take this opportunity to thank Bank of America for their cooperation and professionalism during this transition. We enjoyed our long relationship with LaSalle Bank, now Bank of America, and want to acknowledge their past support of the Company.”
Headquartered in Elk Grove Village, IL, SigmaTron International, Inc. is an electronic manufacturing services company that provides printed circuit board assemblies and completely assembled electronic products. SigmaTron International, Inc. operates manufacturing facilities in Elk Grove Village, Illinois, Acuna and Tijuana, Mexico, Hayward, California and Suzhou-Wujiang, China. SigmaTron International, Inc. maintains engineering and materials sourcing offices in Taipei, Taiwan.
Note: This press release contains forward-looking statements. Words such as “continue,” “anticipate,” “will,” “expect,” “believe,” “plan,” and similar expressions identify forward-looking statements. These forward-looking statements are based on the current expectations of the Company. Because these forward-looking statements involve risks and uncertainties, the
-more-

SigmaTron International Reports New Banking Relationship

Company’s plans, actions and actual results could differ materially. Such statements should be evaluated in the context of the risks and uncertainties inherent in the Company’s business including the Company’s continued dependence on certain significant customers; the continued market acceptance of products and services offered by the Company and its customers; pricing pressures from our customers, suppliers and the market; the activities of competitors, some of which may have greater financial or other resources than the Company; the variability of our operating results; the results of long-lived assets impairment testing; the variability of our customers’ requirements; the availability and cost of necessary components and materials; the ability of the Company and our customers to keep current with technological changes within our industries; regulatory compliance; the continued availability and sufficiency of our credit arrangements; changes in U.S., Mexican, Chinese or Taiwanese regulations affecting the Company’s business; the current turmoil in the global economy and financial markets; the stability of the U.S., Mexican, Chinese and Taiwanese economic systems, labor and political conditions; currency exchange fluctuations; and the ability of the Company to manage its growth. These and other factors which may affect the Company’s future business and results of operations are identified throughout the Company’s Annual Report on Form 10-K and as risk factors and may be detailed from time to time in the Company’s filings with the Securities and Exchange Commission. These statements speak as of the date of such filings, and the Company undertakes no obligation to update such statements in light of future events or otherwise unless otherwise required by law.